Exhibit 99.5

URANIUM ENERGY CORP.
(the “Corporation”)

INSIDER TRADING, REPORTING AND BLACKOUT POLICY

This Insider Trading, Reporting and Blackout Policy (the “Policy”) should be read in conjunction with each of the Corporation’s current Securities Trading and Reporting Guidelines and Corporate Disclosure Policy.

Purpose

The purpose of this Policy is to further explain certain legal concepts with respect to trading in the securities of the Corporation by certain individuals who are either employed by or in a particular relationship with the Corporation.

It is illegal for any director, officer or employee of the Corporation or any subsidiary of the Corporation to trade in the securities of the Corporation while in the possession of material non-public information concerning the Corporation. It is also illegal for any director, officer or employee of the Corporation to give material non-public information to others who may trade on the basis of that information. In order to comply with applicable securities laws governing (i) trading in Corporation securities while in the possession of material non-public information concerning the Corporation and (ii) tipping or disclosing material non-public information to outsiders, and in order to prevent the appearance of improper trading or tipping, the Corporation has adopted this Policy for all of its directors, officers and employees, members of their families and others living in their households, and investment partnerships and other entities (such as trusts and companies) over which such directors, officers or employees have or share voting or investment control.

It is the personal duty of each of directors, senior officers and other insiders of the Corporation to file insider reports following any trade or other change in holdings of securities of the Corporation (including the exercise of any options) in accordance with securities laws. Directors, officers and employees are also responsible for ensuring compliance by their families and other members of their households and entities over which they exercise voting or investment control. This Policy applies to any and all transactions in the Corporation’s securities, including its common shares and options to purchase common shares, warrants and any other type of securities that the Corporation may issue in the future or derivative instruments in such securities.

Any breach of this Policy is a serious offense which may lead to discipline by appropriate regulatory authorities, including possible fines and imprisonment. Any failure to adhere to the requirements specified herein also constitute grounds for immediate dismissal with cause from the Corporation.

This Policy provides a general explanation of the corporate governance requirements of a public company, like the Corporation, as well as the insider trading rules and insider reporting requirements under applicable securities laws and legislation in Canada and the United States. Each director, officer and employee is expected to review the enclosed materials and agrees to comply with the terms of this Policy. Any questions on this policy should be directed to the Corporation’s Chief Financial Officer.

Overview of Insider Trading Provisions under Securities Laws

Securities laws generally prohibit persons “in a special relationship” with the Corporation from (i) trading in securities with the knowledge of a material fact or change concerning the Corporation which is not generally disclosed, or (ii) informing another, except in the necessary course of business, of a material fact or change concerning the reporting issuer before it is generally disclosed. Securities laws also prohibit a person or company in a “special relationship” with a reporting issuer from purchasing or selling securities of such reporting issuer with knowledge of a material fact or material change with respect to that issuer that has not been generally disclosed.

Persons in a special relationship to the Corporation include (but are not limited to):

(i)	members of the Board of Directors of the Corporation (each, a “Director”), officers and employees of the Corporation;

(ii)	directors and officers of corporations which have a significant investment (more than 10%) in the Corporation securities;

(iii)	a family member who lives in the same house as a person referred to above; and

(iv)	any person who learns of a material fact or material change from any person referred to above.

A “material fact” is a piece of information which significantly affects or would reasonably be expected to have a significant effect on the market price or value of the Corporation securities.

“Securities” is broadly defined and includes common shares, debentures, puts, calls, options, derivatives (or any security the market price of which varies with the market price of the Corporation’s common shares) or other right or obligation to purchase or sell securities.

Securities laws generally also provide that every person or company in a special relationship with the Corporation who purchases or sells securities of the Corporation with the knowledge of a material fact that has not been generally disclosed, and every person who communicates knowledge of the material fact to another person or company (other than in the necessary course of business) who thereafter purchases or sells securities of the Corporation, is liable to a fine based on profits made or losses avoided. This fine is in addition to any other remedy sought, which could include a term of imprisonment imposed for a general breach of securities law.

Insider Trading Policy

Who Is an Insider of the Corporation?

Generally speaking, every person who holds the office of manager or higher and every member of the Corporation’s Board of Directors is an insider for the purposes of the insider trading rules and any employee or other person who becomes privy to a material fact which has not been generally disclosed would, for the purposes of that information, be an insider (each, an “Insider”). Any Insider is precluded from trading in shares of the Corporation until the material fact has been publicly disclosed.

What is Insider Information?

As discussed above, insider information includes material facts which have not been publicly disclosed. Material facts would include (but not be limited to):

(i)	information about a significant transaction (such as the purchase or sale of a division or a new financing);

(ii)	financial information such as the results from the previous quarter or year which have not been released to the public;

(iii)	information about a significant event (such as the release of a material acquisition or earnings update); and

(iv)	other information which a reasonable person may conclude would have an impact on the price of the Corporation’s securities.

Blackout Periods

There is a mandatory two week blackout period for all employees of the Corporation prior to the release of quarterly and annual financial statements which shall continue until two trading days after the time such information has been released to the public.

No Insider should trade in shares of the Corporation until two trading days after the issuance of any news release in which material information is conveyed. The Corporation will notify all Insiders if a blackout is in effect due to a material news release.

From time to time due to specific or anticipated events, the Corporation may feel it necessary to issue a general blackout period for a specific or indefinite period covering Insiders and all or some of its employees. The Corporation will notify Insiders and specific employees affected by a general blackout period. Additionally, an employee who is working on a particular transaction may be prohibited from selling securities of the Corporation for an indefinite period. You will be advised if the Corporation believes that you should not trade in securities of the Corporation as a result of your involvement in a particular transaction.

Transactions

In instances in which the Corporation is involved in a material undisclosed transaction or business or other arrangement (including proposed transactions or arrangements) with another entity, each employee, officer and director the Corporation is in a special relationship with the other entity as a result of having knowledge of a material fact or material change with respect to the other entity that has not been generally disclosed to the public and, therefore, cannot trade in securities of the other entity using knowledge or information pertaining to the transaction or arrangement and must not inform or “tip” others of any such knowledge or information, except as required in order to carry out the duties of the person’s office or employment with the Company.

General

There are instances where, unexpectedly, important issues will arise that may not be disseminated to an Insider at the precise time when they occur. In such circumstances, what the Corporation must avoid is the real potential that an insider may be trading in the Corporation’s stock during a period when the Corporation is involved in either considering or attempting to resolve such issue(s). Unfortunately, the Insider’s lack of specific knowledge of such issues does not preclude personal embarrassment and/or potential liability to the insider and the Corporation.

Accordingly, Insiders must inform either the Chief Executive Officer or the Chief Financial Officer in advance to any trading activity so that a determination may be made as to whether there is any corporate reason that could impact on such trading.

Preclearance

At any time outside the established Blackout Periods there may exist corporate information concerning an existing or potential material fact or material change that has not been publicly disclosed and which might significantly affect the price or value of the Corporation’s securities and, accordingly, any trades by a director or officer or by an employee who may have access to this information (or by any spouse or other relatives in the same household as such directors, officers or employees) must be approved in advance by the Chief Financial Officer.

Insider Trading Reports

The Corporation is subject to the securities laws of both the United States (including the United States Securities Exchange Act of 1934, as amended) and Canada (including the British Columbia Securities Commission). United States and Canadian law may differ with regard to the reporting obligations of insiders. The Corporation’s insiders must comply with both sets of obligations. An individual employee may be considered an “insider” under Canadian law without being an “insider” under U.S. federal law. All persons deemed to be insiders by the Corporation for securities law purposes will be notified of their status.

Insiders are required to file insider trading reports electronically with the British Columbia Securities Commission through the SEDI.ca online database for any trading activity related to Corporation’s securities, including common shares and any grant or exercise of stock options. An Insider Report must be filed (i) within two business days for EDGAR Form 4 filings and (ii) within five calendar days for SEDI Form 55-102F6 affiliate/Insider filings immediately following any trade of securities of the Corporation (including the purchase or sale of common shares of the Corporation or the exercise of options of the Corporation). This includes securities of the Corporation which you directly or indirectly acquire (i.e., including through a holding company) or over which you exercise control or discretion (i.e., shares acquired by a family trust that you control).

Post-Trade Notification

If you are an Insider under securities law and make an approved trade you must contact the Corporation’s Chief Financial Officer and provide the same with the following information within five calendar days of the trade. An Insider Report will be prepared and filed electronically for you unless otherwise agreed to with the Chief Financial Officer in accordance with your agreement to file yourself:

(i)	your full name, address and business telephone number;

(ii)	the number of securities purchased or sold or the number of options you exercised;

(iii)	the date of the trade or exercise;

(iv)	the price of the securities bought and sold in each transaction or the exercise price of the options and the currency;

(v)	if the securities were indirectly acquired or are securities acquired over which you have control or discretion, the name of the registered holder of such securities;

(vi)	if the securities were acquired or disposed other than in the open market, the nature of the transaction; and

(vii)	the number of all Corporation securities (including options) you own after the trade.

Insiders of the Corporation are also required to update the Corporation’s Chief Financial Officer of any change of name, address, relationship with the Corporation or other change in personal information so that their SEDI profile and EDGAR filing information can be updated.

Compliance Contacts

If you have any questions respecting this Policy, please contact the Corporation’s Chief Financial Officer.

__________